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                                                                      EXHIBIT 12
                        DOBSON COMMUNICATIONS CORPORATION

                                         6 MOS ENDED        6 MOS ENDED        YEAR ENDED        YEAR ENDED          YEAR ENDED
RATIO OF EARNINGS TO FIXED CHARGES:       6/30/2003          6/30/2002            2002              2001                2000
-----------------------------------     ------------       ------------       ------------       ------------       ------------
Loss from continuing operations           30,005,102       (119,425,596)      (104,495,629)      (124,645,736)      (116,453,200)
Income tax provision (benefit)            18,388,416        (57,027,411)       (47,867,733)       (33,733,408)       (40,117,067)
Minority Interests                         3,404,820          2,922,896          6,520,636          5,517,148          3,902,684
Loss from joint venture                           --        184,380,882        184,380,882         69,181,120         50,292,827
                                        ------------       ------------       ------------       ------------       ------------
    Pre tax income before adj
      from MI and JV                      51,798,338         10,850,771         38,538,156        (83,680,876)      (102,374,756)
Minority Interests                        (3,404,820)        (2,922,896)        (6,520,636)        (5,517,148)        (3,902,684)
Interest expense, net                     48,732,374         57,099,207        112,647,600        135,195,767        128,838,704
Amortization of deferred
  financing
                                        ------------       ------------       ------------       ------------       ------------
    Earnings                              97,125,892         65,027,082        144,665,120         45,997,743         22,561,264
                                        ============       ============       ============       ============       ============
Interest expense                          48,732,374         57,099,207        112,647,600        135,195,767        128,838,704
Amortization of deferred
  financing                                       --                 --                 --                 --                 --
                                        ------------       ------------       ------------       ------------       ------------
    Subtotal-Fixed Charges                48,732,374         57,099,207        112,647,600        135,195,767        128,838,704
Preferred dividends                       65,391,729         75,581,248        152,340,411        139,234,821        204,332,737
                                        ------------       ------------       ------------       ------------       ------------
    Total fixed charges and
      preferred dividends                114,124,103        132,680,455        264,988,011        274,430,588        333,171,441
                                        ============       ============       ============       ============       ============

Ratio of earnings to fixed charges              1.99               1.14               1.28                n/a                n/a
Ratio of earnings to fixed charges               n/a                n/a                n/a                n/a                n/a
    and preferred dividends

EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:
-------------------------------
Earnings                                  97,125,892         65,027,082        144,665,120         45,997,743         22,561,264
Total Fixed Charges                      (48,732,374)       (57,099,207)      (112,647,600)      (135,195,767)      (128,838,704)
Total Fixed Charges and
  Preferred Dividends                   (114,124,103)      (132,680,455)      (264,988,011)      (274,430,588)      (333,171,441)
                                        ------------       ------------       ------------       ------------       ------------
    Earnings were insufficient
      to fixed charges by                        n/a                n/a                n/a        (89,198,024)      (106,277,440)
    Earnings were insufficient
      to combined fixed charges
      and P/D's by                       (16,998,211)       (67,653,373)      (120,322,891)      (228,432,845)      (310,610,177)


                                                                                PRO-FORMA    PROFORMA AS ADJUSTED    PRO-FORMA
                                          YEAR ENDED         YEAR ENDED        6 MOS ENDED       6 MOS ENDED         YEAR ENDED
                                             1999              1998             6/30/2003          6/30/2003           2002
                                        ------------        -----------       ------------       ------------       ------------
Loss from continuing operations          (54,831,204)       (11,739,224)        39,067,067         34,972,045       (774,719,627)
Income tax provision (benefit)           (33,562,992)        (7,195,008)        24,429,847         21,434,479         27,170,236
Minority Interests                         2,921,454          2,258,454          3,404,820          3,404,820          6,520,636
Loss from joint venture                           --                 --                 --                 --                 --
                                        ------------        -----------       ------------       ------------       ------------
    Pre tax income before adj
      from MI and JV                     (85,472,742)       (16,675,778)        66,901,734         59,811,344       (741,028,755)
Minority Interests                        (2,921,454)        (2,258,454)        (3,404,820)        (3,404,820)        (6,520,636)
Interest expense, net                     98,884,612         25,387,177         95,588,624        102,679,014        206,260,100
Amortization of deferred
  financing                                       --                 --
                                        ------------        -----------       ------------       ------------       ------------
    Earnings                              10,490,416          6,452,945        159,085,538        159,085,538       (541,289,291)
                                        ============        ===========       ============       ============       ============
Interest expense                          98,884,612         25,387,177         95,588,624        102,679,014        206,260,100
Amortization of deferred
  financing                                       --                 --                 --                 --                 --
                                        ------------        -----------       ------------       ------------       ------------
    Subtotal-Fixed Charges                98,884,612         25,387,177         95,588,624        102,679,014        206,260,100
Preferred dividends                      112,059,677         38,637,097         68,919,955         68,919,955        166,453,315
                                        ------------        -----------       ------------       ------------       ------------
    Total fixed charges and
      preferred dividends                210,944,289         64,024,274        164,508,579        171,598,969        372,713,415
                                        ============        ===========       ============       ============       ============

Ratio of earnings to fixed charges               n/a                n/a               1.66              1.549                n/a
Ratio of earnings to fixed charges               n/a                n/a                n/a                n/a                n/a
    and preferred dividends

EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:

Earnings                                  10,490,416          6,452,945        159,085,538        159,085,538       (541,289,291)
Total Fixed Charges                      (98,884,612)       (25,387,177)       (95,588,624)      (102,679,014)      (206,260,100)
Total Fixed Charges and
  Preferred Dividends                   (210,944,289)       (64,024,274)      (164,508,579)      (171,598,969)      (372,713,415)
                                        ------------        -----------       ------------       ------------       ------------
    Earnings were insufficient
      to fixed charges by                (88,394,196)       (18,934,232)               n/a                n/a       (747,549,391)
    Earnings were insufficient
      to combined fixed charges
      and P/D's by                      (200,453,873)       (57,571,329)        (5,423,041)       (12,513,431)      (914,002,706)


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
                                                      YEAR ENDED         NINE MONTHS
                                                      12/31/1997        ENDED 9/30/98
                                                      -----------       -------------
RATIO OF EARNINGS TO FIXED CHARGES:                     PF-1997            PF-1998
-----------------------------------                   -----------       -------------
Net income (loss)                                     (59,808,000)      (39,984,000)
Extraordinary (gain) loss                                      --                --
Accounting changes                                             --                --
Interest expense, net                                  58,519,000        43,890,000
Amortization of deferred financing                      1,131,000           851,000
Income tax provision (benefit)                        (36,658,000)      (24,506,000)
                                                      -----------       -----------
     Earnings                                         (36,816,000)      (19,749,000)

Interest expense                                       58,519,000        43,890,000
Amortization of deferred financing                      1,131,000           851,000
     Subtotal-Fixed Charges                            59,650,000        44,741,000
Preferred dividends                                     2,122,000                --
                                                      -----------       -----------
     Total fixed charges and preferred dividends       61,772,000        44,741,000

Ratio of earnings to fixed charges                            n/a               n/a
Ratio of earnings to fixed charges                            n/a               n/a
     and preferred dividends

EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:                                    PF-1997           PF-1998
                                                      -----------       -----------
Earnings                                              (36,816,000)      (19,749,000)
Total Fixed Charges and Preferred Dividends           (61,772,000)      (44,741,000)
                                                      -----------       -----------

     Earnings were insufficient by                    (98,588,000)      (64,490,000)

                                                                         Pro Forma          Pro Forma
RATIO OF EARNINGS TO FIXED CHARGES:                      6/30/99          12/31/98           6/30/99
-----------------------------------                     --------          --------          --------
Net income (loss)                                        (67,526)         (106,916)          (47,629)
Extraordinary (gain) loss                                     --                --                --
Accounting changes                                            --                --                --
Interest expense, net                                     55,528            88,433            49,499
Amortization of deferred financing                            --                --                --
Income tax provision (benefit)                           (25,581)          (65,529)          (29,192)
                                                        --------          --------          --------
    Earnings                                             (37,579)          (84,012)          (27,322)

Interest expense, net                                     55,528            88,433            49,499
Amortization of deferred financing                            --                --                --
                                                        --------          --------          --------
    Subtotal-Fixed Charges                                55,528            88,433            49,499
Preferred dividends                                       31,872            57,962            31,279
                                                        --------          --------          --------
    Total fixed charges and preferred dividends           87,400           146,395            80,778

Ratio of earnings to fixed charges                           n/a               n/a               n/a
Ratio of earnings to fixed charges                           n/a               n/a               n/a
    and preferred dividends

EARNINGS LESS FIXED CHARGES AND
PREFERRED DIVIDENDS:
-------------------------------
Earnings                                                 (37,579)          (84,012)          (27,322)
Total Fixed Charges and Preferred Dividends              (87,400)         (146,395)          (80,778)
                                                        --------          --------          --------
    Earnings were insufficient by                       (124,979)         (230,407)         (108,100)